Exhibit 99.1

MGM RESORTS INTERNATIONAL AND MORGANS HOTEL GROUP ANNOUNCE

DELANO LAS VEGAS AT MANDALAY BAY

Morgans Hotel Group’s The Light Group to Introduce Three New Dining Concepts and

New Nightlife Venue to Mandalay Bay

August 6, 2012 (Las Vegas, NV) – MGM Resorts International and Morgans Hotel Group have announced an unprecedented partnership to introduce Delano Las Vegas, an all-suite hotel at Mandalay Bay. After completing a property redesign, Morgans Hotel Group’s signature luxury brand will come to life in place of THEhotel in late 2013.

This strategic brand partnership marries the traditions of excellence from both of these leading hospitality companies. Delano Las Vegas will be managed by MGM Resorts under a long-term licensing agreement with Morgans Hotel Group.

“In keeping with our commitment to create superior experiences for our guests, transforming THEhotel into Delano Las Vegas will add a new dimension of energy and excitement to the Las Vegas Strip,” said Chuck Bowling, president and COO of Mandalay Bay. “The Delano South Beach experience is very special and loved worldwide, most notably in key Latin American and European markets which we have strategically identified for future growth potential.”

As Delano’s second outpost in the United States, Delano Las Vegas will transport the iconic brand from the shores of South Beach to the Las Vegas Strip. Once completed, guests will experience the Delano lifestyle, and its unique blend of effortless luxury and impeccable service at the world-renowned Mandalay Bay.

In addition, Morgans Hotel Group plans to introduce several new food and beverage concepts at Mandalay Bay to be managed by The Light Group. Venues will include a casual American bistro by Chef Brian Massie, a Japanese dining destination by celebrity chef Akira Back and a new vision for Red Square. The Light Group will once again reinvent Las Vegas nightlife with a revolutionary nightclub. All venues are scheduled to open in 2013.

Michael Gross, Morgans Hotel Group CEO said “MGM Resorts International is the market leader in Las Vegas and we could think of no better partner to operate Delano. We’ve had our eye on Las Vegas for many years, and have finally found the right location and opportunity. Delano as a brand evokes luxury with an unexpected touch of individuality. This enables our guests to easily discern between mere travel and the unparalleled experience at Delano. We can see no better market and partner to help us launch our largest property to date.”

Built on an ideology centered around unique guest experiences and the feelings those experiences conjure, no two Delano properties will ever be the same. Each location will adapt to its surroundings, providing exclusive experiences that combine superior service with high-energy night and daylife, as well as an unmatched standard of fine dining. Delano enthusiasts from around the globe can expect the same attention-to-detail, premier service and quality experience at Delano Las Vegas as its iconic South Beach predecessor.

Each of the property’s 1,100 all-suite accommodations will be redesigned in keeping with the Delano personality. Rounding out the Las Vegas experience will be the transformation of the destination’s public spaces including bars, lounges, spa, and restaurants, with additional details to be released in the coming months.

ABOUT MGM RESORTS INTERNATIONAL

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company also owns 51% of MGM China Holdings Limited, which owns the MGM Macau resort and casino, and 50% of CityCenter in Las Vegas, which features ARIA Resort & Casino as its centerpiece. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

ABOUT MORGANS HOTEL GROUP

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles, South Beach and New York, Clift in San Francisco, Ames in Boston, Sanderson and St Martins Lane in London, and a hotel in Playa del Carmen, Mexico. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group has other property transactions in various stages of completion, including Delano and Mondrian in Marrakech, Morocco; Hudson and Mondrian in London, England; Delano in Cesme, Turkey; and Mondrian properties in Istanbul, Turkey; Doha, Qatar and Nassau, The Bahamas. Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visit www.morganshotelgroup.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs and prediction of certain future other events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” “believe,” “project,” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results or other future events to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; continued tightness in the global credit markets; general volatility of the capital markets and our ability to access the capital markets; our ability to refinance our current outstanding debt and to repay outstanding debt as such debt matures; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, such as earthquakes, volcanoes and hurricanes; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; and other risk factors discussed in Morgans’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other documents filed by Morgans with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and Morgans assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

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